UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY COPY
GLOBALSTAR, INC.

300 Holiday Square Blvd.
Covington, LA 70433

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 16, 2017

Dear Stockholder:

It is my pleasure to invite you to attend the 2017 Annual Meeting of Stockholders of Globalstar, Inc. The meeting will be held at our headquarters at 300 Holiday Square Blvd., Covington, LA 70433 at 10 a.m. Central Time on May 16, 2017.  At the meeting, you will be asked to:

(1)	Elect John M. R. Kneuer and James F. Lynch as our two Class B Directors;

(2)	Ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2017;

(3)	Approve the compensation of our named executive officers;

(4)	Approve the frequency with which shareholders will be provided an advisory vote on the compensation of our named executive officers;

(5)	Approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

(6)	Consider any other matters that may properly be brought before the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials via the Internet. As a result, we are sending our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our 2016 Annual Report. The Notice contains instructions on how to access and review those documents using the Internet. The Notice also instructs you on how to submit your proxy using the Internet or by phone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting them included in the Notice.

Your vote is important.  To ensure that your shares are voted at the meeting, we encourage you to act promptly.

We look forward to seeing you at the meeting.

Sincerely,
James Monroe III
Chairman of the Board and Chief Executive Officer

Covington, Louisiana
March [.], 2017

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 16, 2017
The proxy statement and annual report are available at www.globalstar.com.

TABLE OF CONTENTS

Information about the Meeting, Voting and Attendance	1
Security Ownership of Principal Stockholders and Management	3
Discussion of Proposals to be Voted On	5
Proposal 1: Election of Directors	5
Proposal 2: Ratification of Independent Registered Public Accounting Firm	8
Proposal 3: Approval of the compensation of our named executive officers	8
Proposal 4: Approval of the frequency with which shareholders will be provided an advisory vote on the compensation of our named executive officers	9
Proposal 5: Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock	9
Information about the Board and its Committees	11
Compensation of Directors	14
Executive Officers	14
Compensation of Executive Officers	15
Compensation Discussion and Analysis	15
Compensation Tables	17
Other Information	21

PROXY STATEMENT

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 16, 2017

 INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE
We are providing you with this proxy statement and the related form of proxy because our Board of Directors (the “Board”) is soliciting your proxy to vote your stock at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders will be asked to elect two Class B Directors; ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm; approve our named executive officer compensation; approve the frequency of future advisory votes on the compensation of our named executive officers; approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance; and consider any other matters that may properly be brought before the meeting.  You are invited to attend the Annual Meeting, where you may vote your stock in person.  However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.
We expect to begin mailing the proxy materials on or about April 6, 2017 to stockholders of record at the close of business on March 22, 2017 (the “Record Date”).
Who Can Vote
Only holders of our voting common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.  On the Record Date, there were 982,494,616 shares of voting common stock outstanding and entitled to vote.  Each share of voting common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted at the Annual Meeting.  Holders of our nonvoting common stock are not entitled to vote those shares at the Annual Meeting and will not be included in determining whether a quorum is present or the number of votes required for passage of matters at the Annual Meeting.  Unless the context otherwise requires, references to common stock in this proxy statement mean our voting common stock.
In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we intend to furnish our proxy materials, including this proxy statement and our 2016 annual report to stockholders, by providing access to these documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We have mailed a Notice of Annual Meeting of Stockholders and Internet Availability of Proxy Materials (“Notice”) to registered stockholders. The Notice provides instructions to registered stockholders for accessing our proxy materials and for voting their shares of common stock on the Internet. If you are a registered stockholder and prefer to receive a paper or email copy of our proxy materials, you should follow the instructions provided in the Notice for requesting those materials.
Stockholders of record can vote before or at the Annual Meeting in any one of the four ways described below. When you vote on the Internet or by telephone or proxy card, you are authorizing the persons named on the proxy form (the management proxies) to vote your shares in the manner you direct.

•	By Internet – You may vote on the Internet at www.proxyvote.com. The Notice sent to you describes how to do this.

•
By Telephone – You can vote by telephone only if you request and receive a paper copy of the proxy materials and proxy card. The Notice describes how to do this; you must make your request for materials by May 2, 2017.

•
By Mail – You can vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this; you must make your request for materials by May 2, 2017. You then vote by completing, signing, dating, and timely returning a proxy card.

•	In Person – You may come to the Annual Meeting and cast your vote there.
For beneficial stockholders (with shares held in street name), the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the Internet site where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials and how you may provide voting instructions to your nominee.

Voting Authority of Management Proxies
 Whether you hold your shares of record or in street name, your proxy vote authorizes the management proxies to vote as directed by you. If you are a stockholder of record and you send in a properly executed proxy card without specific voting instructions, your shares of common stock represented by the proxy will be voted as recommended by the Board, namely:

1.	FOR the election of the two nominees for Class B director named in this proxy statement;

2.	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm;

3.	FOR the approval of named executive officer compensation;

4.	FOR the option of every three years as the future frequency with which stockholders will be provided an advisory vote on the compensation of our named executive officers; and

5.	FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance.
Our Chairman and controlling stockholder, Mr. James Monroe III, has informed us that he intends to vote, on behalf of himself and the entities he controls, in favor of the five proposals. This vote assures approval of the proposals in accordance with the Board’s recommendations.
Other Business — We are not aware of any other matter that is expected to be acted on at the Annual Meeting.
Effect of Not Casting Your Vote
If you are a stockholder of record no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you submit a proxy or vote at the meeting.
If you hold shares in street name, you must give instructions to your nominee on how you would like your shares to be voted. If you do not provide any instructions, your nominee can vote your shares only on “routine” items, such as the ratification of the appointment of our independent registered public accounting firm. The election of directors and other proposals noted above are not considered “routine” items. Thus, if a nominee holds your shares and you do not instruct the nominee how to vote in the election of directors or the other proposals noted above, your shares will not be voted in the election for directors or the other proposals noted above on your behalf.
How to Change or Revoke Your Proxy Vote
 Shares Held of Record — If you give Internet or telephonic voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes for the method you select or if you vote at the meeting.  You may change or revoke your vote in any of the following ways:

•	by giving new voting instructions on the Internet or by telephone, or by mailing new voting instructions to us on a proxy card with a later date;

•	by notifying our Corporate Secretary in writing (at the mailing address listed on page 23) that you have revoked your proxy; or

•	by voting in person at the Annual Meeting.
Shares Held in “Street Name” — You should follow the instructions given to you by your broker or nominee on how to change or revoke your vote.
 You may use any of these methods to change your vote, regardless of the method previously used to submit your vote.  The inspector of election for the meeting will count only the most recent vote received before the deadlines set forth in the voting instructions.
 How to Vote Shares in Our Employee Benefit Plans
 If you hold common stock in our Employee Stock Purchase Plan (“ESPP”), you cannot vote your shares directly. The trustee for the ESPP will vote the shares held in the plan. You will receive a voting instruction card from the trustee, which will provide voting instructions. If you provide voting instructions, the trustee will vote your shares in the ESPP as you direct. If you do not provide voting instructions, your shares in the ESPP will not be voted.
Holders of stock options or unvested restricted stock units issued under our Equity Incentive Plan cannot vote the shares issuable upon exercise or vesting until those shares are issued.

Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority (491,247,309) of the shares of common stock entitled to vote at the meeting are present in person or by proxy.  Abstentions, broker non-votes and votes withheld from director nominees count as shares of common stock present at the meeting for purposes of establishing a quorum.
Method and Cost of Soliciting Proxies
We have asked banks, brokers and other financial institutions, nominees and fiduciaries to forward our proxy material to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so.  Proxies also may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.
Admission to the Meeting
We reserve the right to limit admission to the Annual Meeting to our stockholders of record, persons holding valid proxies from our stockholders of record and beneficial owners of our common stock.  If your common stock is registered in your name, we may verify your ownership at the meeting in our list of stockholders as of the Record Date.  If your common stock is held through a broker or a bank, you should bring to the meeting proof of your beneficial ownership of the stock.  This could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table shows (i) the number of shares of common stock beneficially owned as of the Record Date by each director and nominee for director, by each current executive officer, and by all directors, nominees and current executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our voting common stock, our only voting securities, on March 22, 2017 based upon 982,494,616 shares of voting common stock and 134,008,656 shares of nonvoting common stock outstanding as of that date. Holders of our voting common stock are entitled to one vote per share.

	Amount and Nature of
	Beneficial Ownership
	Common Stock
		Percent
Name of Beneficial Owner(1)	Shares	of Class
James Monroe III (2) FL Investment Holdings, LLC Thermo Funding II LLC Globalstar Satellite, L.P.	663,566,723	58.14%
Mudrick Capital Management, L.P. (3) Jason Mudrick	53,397,869	5.43%
James F. Lynch (4) Thermo Investments II LLC	13,051,136	1.33%
J. Patrick McIntyre (5)	947,983	*
William A. Hasler (6)	760,000	*
Richard S. Roberts (7)	700,800	*
John M. R. Kneuer (8)	678,834	*
Kenneth M. Young (9)	97,222	*
L. Barbee Ponder (10)	700,401	*
Rebecca S. Clary (11)	501,182	*
All directors and current executive officers as a group (9 persons) (1)(2)(4)(5)(6)(7)(8)(9)(10)(11)(12)	681,004,281	59.47%

*Less than 1% of outstanding shares.

1.
“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power (a) to vote it or direct its vote or (b) to sell it or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire, such as through the exercise of options or warrants or the conversion of notes, within 60 days is considered to be “beneficially owned.” These shares are deemed to be outstanding and beneficially owned by the person holding the derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person has full voting and investment power over the stock listed.

2.
The address of Mr. Monroe, FL Investment Holdings, LLC, Thermo Funding II LLC and Globalstar Satellite, L.P. is 1735 Nineteenth Street, Denver, CO 80202.  This number includes 38,640,750 shares held by FL Investment Holdings, LLC, 465,527,331 shares held by Thermo Funding II LLC, and 618,558 shares held by Globalstar Satellite, L.P. Under SEC rules, as noted in footnote 1, Mr. Monroe also beneficially owns 200,000 shares issuable pursuant to vested options; 134,008,656 shares issuable to Thermo Funding II LLC upon conversion of our nonvoting common stock held by it; and 24,571,428 shares issuable to Thermo Funding II LLC upon exercise of certain warrants.  The terms of the nonvoting common stock and the warrants prohibit conversions and exercises if the resulting ownership for Thermo entities and affiliates would represent 70% or more of our outstanding voting stock.  Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, L.P., FL Investment Holdings, LLC and Thermo Funding II LLC and, therefore, is deemed the beneficial owner of the common stock held by these entities.

3
Based on information provided by Mudrick Cap in Schedule 13G filed February 1, 2017. The address of Mudrick Capital Management, L.P. and Jason Mudrick is 527 Madison Avenue, 6th Floor, New York, NY 10022. Mudrick Capital Management and Mr. Mudrick reported shared voting and dispositive power over 53,397,869 shares.

4	Includes 650,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options and 12,371,136 shares held by Thermo Investments II LLC.
5	Includes 850,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
6	Includes 750,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
7	Includes 650,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
8	Includes 598,334 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
9	Includes 97,222 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
10	Includes 116,400 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
11	Includes 207,800 shares of common stock that she may acquire upon the exercise of currently exercisable stock options.
12
Includes 4,119,756 shares of common stock that may be acquired upon the exercise of currently exercisable stock options. Excludes options to purchase shares of common stock that become exercisable more than 60 days after the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities.  These persons also must provide us with copies of these forms when filed.  Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements were complied with during and for 2016 except for one Form 4 for each of Ms. Clary, Mr. Kagan and Mr. Ponder.

DISCUSSION OF PROPOSALS TO BE VOTED ON
PROPOSAL 1:  ELECTION OF DIRECTORS
Our bylaws provide for a Board of, and the Board currently consists of, seven members. Our Board is divided into three classes, with staggered three-year terms.  Each of Class A and B consists of two directors; Class C consists of three directors.  The terms of the directors of each class expire at the annual meetings of stockholders to be held in 2017 (Class B), 2018 (Class C), and 2019 (Class A).  At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring.  The current Directors are: Class A – J. Patrick McIntyre and Richard S. Roberts; Class B – John M. R. Kneuer and James F. Lynch; and Class C – William A. Hasler, James Monroe III and Kenneth M. Young.
Upon recommendation of the Nominating and Governance Committee, the Board has nominated John M. R. Kneuer and James F. Lynch for election as Class B Directors at the Annual Meeting. The nominations rest, in part, on each nominee’s business experience, qualifications, skills and attributes described below. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected.  If you elect them, they will hold office until the annual meeting to be held in 2020 or until their successors have been elected and qualified.  The Board is not aware of any reason why either nominee would be unable to serve as a director if elected. If prior to the Annual Meeting either nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than two nominees.  If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term.  Under our Bylaws, only the Board may fill vacancies on the Board.
Information about Nominees for Director
The nominees for election as Class B Directors are as follows:
Class B

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
John M. R. Kneuer Age 48 Director since February 2011 Term Expires in 2017	Audit; Compensation
Mr. Kneuer is currently President of JKC Consulting. From October 2003 to November 2007, Mr. Kneuer served first as the Deputy Assistant Secretary, and then as the Assistant Secretary of Commerce for Communications and Information. As Assistant Secretary, Mr.  Kneuer was the principal advisor to the President of the United States on telecommunications policy and the Administrator of the National Telecommunications and Information Administration.
Mr. Kneuer provides the Board with strong knowledge and insight into telecommunications regulation in the United States and abroad.

James F. Lynch Age 59 Director since December 2003 Term Expires in 2017
Mr. Lynch has been Managing Partner of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001.  Mr. Lynch also serves as Executive Chairman and CEO of Fiberlight, LLC, a facilities-based provider of metropolitan fiber-optic network infrastructure and high-bandwidth connectivity solutions.  Mr. Lynch served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006.  Prior to joining Thermo, Mr. Lynch was a Managing Director at Bear Stearns & Co.  Mr. Lynch is a limited partner of Globalstar Satellite, L.P.
Mr. Lynch brings extensive financial management experience, especially in the telecom industry, to the Board.

Information about Continuing Directors
Class A

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
J. Patrick McIntyre Age 61 Director since May 2007 Term Expires in 2019	Audit; Compensation; Nominating and Governance
Mr. McIntyre has, since May 2009, served as Chairman and Chief Executive Officer of ET Water, an early stage technology IoT company in the commercial irrigation market, and since February 2009 has served as Chairman of Big Fish America, LLC, a private investment company that owns Northland Fishing Tackle. From January 2007 to March 2009, Mr. McIntyre was President and Chief Operating Officer of Lauridsen Group Incorporated, a privately owned holding company that owns and operates numerous businesses involved in the global development, manufacturing and selling of functional proteins.  From June 2003 until December 2006, he was Chief Executive Officer of Pure Fishing, a global producer of sport fishing equipment, and he was Worldwide Managing Director of Pure Fishing from February 1996 until his promotion to Chief Executive Officer.
Mr. McIntyre’s extensive experience in consumer products and global business development provides important insight in the launch and expansion of our products and services.

Richard S. Roberts Age 71 Director since April 2004 Term Expires in 2019	Nominating and Governance (Chair)
Mr. Roberts has served as our Corporate Secretary since April 2004 and as Vice President and General Counsel of Thermo Development Inc., the management company of many Thermo businesses, since June 2002.  Prior to that he was, for over 20 years, a partner of Taft Stettinius & Hollister LLP.  Mr. Roberts is a limited partner of Globalstar Satellite, L.P.
Mr. Roberts brings to the Board his broad understanding of legal and regulatory issues and corporate governance, based on over 40 years of experience.

Class C

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
William A. Hasler Age 75 Director since July 2009 Term Expires in 2018	Audit (Chair)
Mr. Hasler served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, and from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm.  He is a Certified Public Accountant. Mr. Hasler currently serves as a director of Aviat Networks and Rubicon Ltd., and during the past five years has served as a director of DiTech Networks Corp., Mission West Properties, the Schwab Funds, Selectron Corp., and Tousa Inc.
Mr. Hasler has an extensive financial background and financial reporting expertise.  Due to his financial leadership roles on other public company boards, he is well-suited to be both one of our directors and Chair of our Audit Committee.

James Monroe III Age 62 Director since December 2003 Term Expires in 2018	Compensation (Chair)
Mr. Monroe has served in an executive capacity as our Chairman of the Board since April 2004.  He was our Chief Executive Officer from January 2005 until July 2009 and reassumed that position in July 2011.  Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that have operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services and that are sometimes referred to collectively in this proxy statement as “Thermo.”  Mr. Monroe controls, directly or indirectly, FL Investment Holdings, LLC, Globalstar Satellite, L.P. and Thermo Funding II LLC.
In addition to being our primary financial sponsor, Mr. Monroe brings his long-term experience in investment, financing and the telecommunications industry to the Board.

Kenneth M. Young Age 53 Director since November 2015 Term Expires in 2018	Nominating and Governance
Mr. Young has served as President and Chief Executive Officer of Lightbridge Communications Corporation and LCC International, Inc. ("LCC"), the largest independent wireless engineering services and network management company in the world, since 2008. Prior to his role as President and CEO, Mr. Young was Chief Operating Officer and Chief Marketing Officer of LCC International from 2006 to 2008. He also has served on the boards of Special Diversified Opportunities Inc. since October 2015, and served on the board of B. Riley Financial, Inc. from May 2015 to October 2016, where he was chair of the audit committee and served on the compensation and governance committees. Mr. Young has over 27 years of experience in the telecommunications industry and has proven executive, operational, strategic and financial expertise. Mr. Young’s relationships are at the highest level within North American and international cable and wireless companies and he has also led the development of an international consumer wireless application company, developed international consumer and B2B brand strategies, created a Fortune 500 enterprise sales operation, as well as leading a unique program designed to create and market consumer and B2B products using SBC, BellSouth and Cingular Wireless assets and resources.

Mr. Young brings extensive experience to the Board with a demonstrated track record in the global telecommunications industry.

 Vote Required to Elect Directors
The two nominees who receive the highest number of votes cast (a plurality) will be elected as directors.  There is no provision for cumulative voting in the election of directors.  If you do not vote for a particular nominee, or if you indicate “against” to vote for a particular nominee, your vote will not count “for” the nominee.  “Abstentions” and “broker non-votes” will not count as a vote cast with respect to that nominee’s election.  However, as described earlier in this proxy statement, in these cases your vote will be counted for purposes of determining the existence of a quorum.

Board Recommendation
The Board recommends that stockholders vote FOR the election of the two Class B director nominees.
PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of Crowe Horwath LLP as our independent registered public accounting firm for 2017.
Crowe Horwath has served as our independent registered public accounting firm beginning with the audit of the year ended December 31, 2005. We have been informed that neither Crowe Horwath nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has not had any connection therewith in the capacity of promoter, underwriter, director, officer or employee.
One or more representatives of Crowe Horwath will be present, either in person or by telephone, at the meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
If the resolution is defeated, the adverse vote will be considered a direction to the Audit Committee to select another independent registered public accounting firm for 2018. The appointment for the year 2017 will be permitted to stand unless the Audit Committee becomes aware of other reasons for changing independent registered public accounting firms other than at the end of a fiscal year.
Vote Required to Ratify the Appointment of Crowe Horwath
The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of Crowe Horwath.
Board Recommendation
The Board recommends that stockholders vote FOR ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2017.
PROPOSAL 3:  ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Pursuant to the decision of the stockholders at our 2011 Annual Meeting, we have provided our stockholders with the opportunity to cast this advisory vote on compensation every three years. The frequency of this vote is subject to an advisory vote this year. See Proposal 4.
 As described in detail under “Compensation Discussion and Analysis” beginning on page [], our compensation programs for our named executive officers are designed to attract and retain the most qualified individuals in the mobile satellite services ("MSS") industry.
 The vote on this resolution relates to the compensation of our named executive officers as a whole. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation Committee of our Board. To the extent there is any significant vote against the named executive officer compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
 Accordingly, stockholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
Vote Required to Approve the Advisory Vote on Executive Compensation
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by holders of common stock entitled to vote at the meeting is required for the advisory approval of this proposal.
Board Recommendation
The Board recommends a vote FOR the approval of named executive officer compensation.

PROPOSAL 4:  ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
This proposal is required to be presented to stockholders at least once every six years pursuant to Section 14A of the Securities Exchange Act of 1934 adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. We are seeking a stockholder advisory vote as to how often we should include a proposal, similar to Proposal 3 above, asking for an advisory vote on the compensation paid to our named executive officers. Therefore we are asking our stockholders to express their preference as to whether we should include an advisory vote to approve this compensation every one, two or three years. If they wish, stockholders may also abstain from casting a vote on this proposal. In considering their vote, we encourage stockholders to review carefully the information presented in connection with Proposal 3 of this Proxy Statement. The advisory vote is non-binding, but the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often we conduct a stockholder advisory vote on our named executive officer compensation. At our 2011 Annual Meeting of Stockholders, a majority of our stockholders cast a non-binding vote for three year say-on-pay vote intervals.
Vote Required to Approve the Frequency of Future Executive Compensation Votes
The advisory vote regarding frequency of a stockholder advisory vote on executive compensation will be determined by whichever of the choices - annually, every other year or every three years - receives the greatest number of votes cast. Shares represented by proxies that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. If no voting specification is made on a properly returned and voted proxy card, the proxies named on the proxy card will vote FOR a frequency of THREE YEARS for future advisory votes regarding executive compensation.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.
Board Recommendation
The Board recommends you vote FOR the option of every three years as the future frequency with which stockholders will be provided an advisory vote on the compensation of our named executive officers.
PROPOSAL 5:  AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Purposes of the Proposed Increase in Authorized Stock
On March 24, 2017, our Board of Directors recommended an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, as described below (the “Increase in Authorized Shares”). Under the terms of our Amended and Restated Certificate of Incorporation and Delaware law, this amendment must be approved by the holders of a majority of the outstanding shares of common stock (including nonvoting common stock). A copy of this amendment is attached to this Proxy Statement as Appendix A.
This proposal will provide the Company additional authorized shares of common stock that would be available for issuance from time to time for general corporate purposes, including converting Thermo’s nonvoting common stock into voting common stock (which may be exercised to maintain Globalstar’s controlled company status), providing shares for the equity conversion of Thermo and other convertible debt or warrants, raising additional equity or equity-linked capital and acquiring companies or assets. We believe the increase is necessary to provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to any changing corporate environment.
If we issue additional shares, the ownership interests of holders of our common stock will be diluted. Also, if we issue shares of preferred stock, the shares may have rights, preferences and privileges senior to those of our common stock.
Description of the Amendment and the Terms of the Common Stock
As of March 22, 2017, our current authorized capital stock of 1,700,000,000 consisted of 1,200,000,000 shares of voting common stock, of which 982,494,616 shares were outstanding; 400,000,000 shares of nonvoting common stock, of which 134,008,656 shares were outstanding; and 100,000,000 shares of undesignated preferred stock, none of which were outstanding. Approximately, 210,000,000 shares may be issued under existing obligations under our employee stock plans, nonvoting common stock, warrants and convertible notes, some of which have variable conversion rates depending on the trading price of our voting common stock.

Under the terms of the amendment, the total number of authorized shares of capital stock will be increased to 2,000,000,000. The number of shares of common stock authorized will be increased to 1,900,000,000, 1,500,000,000 of which are voting common stock and 400,000,000 of which are nonvoting common stock. The number of shares of Preferred Stock remains unchanged at 100,000,000. The newly authorized shares of common stock will be identical to previously authorized shares of voting and non-voting common stock, respectively, and will entitle the holders thereto to the same rights and privileges as holders of the previously authorized shares. The terms of the common stock, as provided in the amendment, are as follows:
Dividends. Subject to preferences that may be granted to holders of any preferred stock and restrictions under our debt agreements, the holders of our Common Stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.
Voting Rights. Each share of Common Stock entitles its holder to one vote on all matters to be voted on by the stockholders, except that shares of nonvoting common stock may not vote on the election or removal of directors. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority or, in the case of the election of directors, by a plurality, of the votes present in person or by proxy and entitled to vote. However, Thermo, regardless of the number of shares of Common Stock it owns, may not exercise in the election of directors voting rights of shares representing 70% or more of the total voting power of all our outstanding voting stock having power to vote.
Preemptive Rights. Holders of Common Stock do not have preemptive rights with respect to the issuance and sale by the Company of additional shares of Common Stock or other equity securities of the Company.
Liquidation Rights. Upon dissolution, liquidation or winding-up, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of Common Stock.
Conversion Rights of Nonvoting Common Stock. Holders of nonvoting common stock have the right to convert the shares into voting common stock (i) at the discretion of any holder; provided, however, that if the holder is Thermo or its affiliates, conversion is not be permitted if it would cause Thermo to own directly or indirectly voting stock in the election of directors representing 70% or more of the total voting power of all our outstanding voting stock having power to vote in the election of directors, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of Nonvoting Common Stock by the holder thereof to any transferee other than Thermo, (iii) our merger or consolidation with or into any other corporation (except a subsidiary of ours or of Thermo) or (iv) the sale of all or substantially all of our assets.
Anti-takeover effects of the Increase in Authorized Shares
Because we are already controlled by Thermo and our governing documents contain anti-takeover provisions, the Increase in Authorized Shares will not have any additional anti-takeover effects on us.
This proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of Globalstar by means of a merger, tender offer, solicitation or otherwise.
Interest of Certain Persons in Matters to Be Acted Upon
None of the Company’s officers or directors has a substantial interest in the Increase in Authorized Shares, exceptto the extent they are stockholders or holders of options, convertible notes or warrants issued by Globalstar and the Increase in Authorized Shares may result in increased liquidity of our common stock and the exercisability of such options, notes or warrants.
Dissenter’s Rights of Appraisal
The stockholders have no right under the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation, or our by-laws to dissent from the Increase in Authorized Shares.
Procedure for Implementing the Increase in Authorized Shares
The Increase in Authorized Shares will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
Vote Required to Approve the Increase in Authorized Shares of Common Stock
The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the meeting is required to approve the issuance of shares pursuant to the Increase in Authorized Shares.

Board Recommendation
The Board recommends that stockholders vote FOR the Increase in Authorized Shares.
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Board Governance, Meetings and Attendance at Meetings
Our Board has three standing committees: Audit, Compensation, and Nominating and Governance.  The Board established these committees in October 2006, at which time it also adopted a charter for each standing committee. See below for further information on each of these standing committees. The Board has also maintained, since 2012, a Committee of Independent Directors that has full and exclusive authority to act with respect to all matters that involve transactions between the Company and Mr. Monroe or any of his affiliates, or any other matters as directed by the Board. This committee met once during 2016.
We have a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on our website at www.globalstar.com by clicking on “Investors” and “Corporate Governance.”  You may request a copy of any of these documents to be mailed to you as described on page 23 of this proxy statement. We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website. At the date of this proxy statement, no such waivers have been requested or granted.
The Thermo companies listed under Security Ownership of Principal Stockholders and Management hold stock representing a majority of our voting power.  As a result, we are a “controlled company” for purposes of the NYSE MKT rules and are not required to have a majority of independent directors on the Board or to comply with the requirements for compensation and nominating/governance committees.  However, we are subject to all other NYSE MKT corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors.
The Board has determined that Messrs. Hasler, Kneuer, McIntyre and Young are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NYSE MKT rules.  This determination was based on the absence of any relationship known to the Board between Messrs. Hasler, Kneuer, McIntyre or Young and us (other than as a director and stockholder), and on the Board’s conclusion that the relationship described below does not affect the independence of any of them as a Director.
Messrs. Hasler and McIntyre are directors of ET Water, a privately held company of which Mr. McIntyre is the Chairman and Chief Executive Officer.
During 2016, the Board held six meetings and took action by unanimous written consent five times.  Each director serving on the Board in 2016 attended at least 75% of the meetings of the Board and of each committee on which he served.
We do not have a specific policy regarding director attendance at the Annual Meeting. Mr. Roberts attended the 2016 Annual Meeting.
Leadership Structure
From our initial public offering in November 2006 until July 2009, Mr. Monroe served as our Chairman and Chief Executive Officer.  Although the Board intended to separate the positions prior to July 2009, Mr. Monroe continued his dual service to concentrate on the strategic and financing issues we faced. In July 2009, the Board, with input from Mr. Monroe, changed our leadership structure with the appointment of a Chief Executive Officer, resulting in split positions for the Chief Executive Officer and Chairman of the Board. Mr. Monroe resumed the role of Chief Executive Officer in July 2011. The Board determined that the dual service was appropriate given the Company’s goal of reducing expenses and focusing on strategic guidance.
Board’s Role in Risk Oversight
The Board has determined that the role of risk oversight will remain with the full Board rather than having responsibility delegated to a specific committee, although the Audit Committee continues to focus on accounting and financial risks.  Our executive officers evaluate and manage day-to-day risks and report regularly to the Board on these matters.
Audit Committee
The current members of the Audit Committee are Messrs. Hasler, Kneuer and McIntyre.  Mr. Hasler serves as Chairman, and the Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

The principal functions of the Audit Committee include:

•	appointing and replacing our independent registered public accounting firm;

•	approving all fees and all audit and non-audit services of the independent registered public accounting firm;

•	annually reviewing the independence of the independent registered public accounting firm;

•	assessing annual audit results;

•	periodically reassessing the effectiveness of the independent registered public accounting firm;

•	reviewing our financial and accounting policies and our annual and quarterly financial statements;

•	reviewing the adequacy and effectiveness of our internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;

•	overseeing our programs for compliance with laws, regulations and company policies;

•	approving all related person transactions not otherwise delegated to the Committee of Independent Directors;

•	considering any requests for waivers from our Code of Conduct for senior executive and financial officers (which waivers would be subject to Board approval); and

•	in connection with the foregoing, meeting with our independent registered public accounting firm and financial management.
During 2016, the Audit Committee held four meetings and took action by unanimous written consent one time.
The Audit Committee has furnished the following report for inclusion in this proxy statement.
Audit Committee Report for 2016
In addition to other activities, the Audit Committee:

•	reviewed and discussed with management the Company’s audited financial statements for 2016;

•
discussed with Crowe Horwath LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by accounting and PCAOB standards, including significant accounting policies, management’s judgments and accounting estimates, and Crowe Horwath’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting; and

•
received the written disclosures and the letter from Crowe Horwath required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with Crowe Horwath their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 24, 2017	William A. Hasler, Chair
John M. R. Kneuer
J. Patrick McIntyre
Compensation Committee
The current members of the Compensation Committee are Messrs. Monroe, McIntyre and Kneuer. Mr. Monroe serves as Chairman.  The principal functions of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;

•	reviewing and recommending to the Board compensation for our chief executive officer and other executive officers; and

•
administering our incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, approving or recommending to the Board all grants or awards to our directors, executive officers and other eligible participants under these plans.

As indicated above, the Compensation Committee is responsible for approving or recommending to the Board the compensation of each of our executive officers.  (Director compensation is established by the Board, based upon recommendations of the Chief Executive Officer.)  The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as the Compensation Committee deems appropriate from time to time. Currently, it has delegated to Mr. Monroe the review of corporate goals, objectives and compensation related to executive officers other than himself.  The Committee has also designated Mr. Monroe and Mr. Roberts to act as officer-administrators by approving actions on behalf of the Committee to implement existing compensation awards under the

Company's Equity Incentive Plan.  Only the Compensation Committee or the Board may grant awards under this Plan to executive officers and directors, or make decisions regarding these awards.
Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and below and reviews manager level employees and below for bonus and equity awards based upon input from executive officers in charge of each business unit.  Mr. Monroe does not receive a salary from us and, notwithstanding his position as Chairman and Chief Executive Officer, generally does not participate in any of our incentive compensation plans.
The Compensation Committee meets in person as often as it determines necessary to discharge its responsibilities, which it expects to be approximately twice a year.  The Committee may hold follow-up conference calls and act by written consent between its regularly scheduled meetings.  In 2016, the Compensation Committee held four meetings and acted three times by unanimous written consent.  Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by our Corporate Secretary.
Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not retained one.
The Compensation Committee has furnished the following report for inclusion in this proxy statement.
Compensation Committee Report for 2016
The undersigned comprise the members of the Compensation Committee of the Company’s Board of Directors.
The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management.  Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

March 24, 2017	James Monroe III, Chair
John M. R. Kneuer
J. Patrick McIntyre
 Nominating and Governance Committee
During 2016, the members of the Nominating and Governance Committee were Messrs. Roberts, Young and McIntyre. Mr. Roberts serves as Chairman.  The principal functions of the Nominating and Governance Committee include:

•	identifying and recommending to the Board qualified candidates to fill vacancies on the Board;
•	recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;
•	considering stockholder suggestions for nominees for director;
•	making recommendations to the Board regarding corporate governance matters and practices;
•	reviewing and making recommendations to the Board regarding director compensation; and
•	reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.
 The Nominating and Governance Committee did not meet in 2016; however, it took one action by written consent during the year. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions.  The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether a candidate is recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. The Board has not adopted a policy with regard to board diversity.
Because Mr. Monroe controls the election of all directors, the Board has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent by US Postal Service mail to the Nominating and Governance Committee, c/o Corporate Secretary, 8076 Beechmont Avenue, Suite B, Cincinnati, Ohio 45255, or by e-mail to corporate.secretary@globalstar.com, and should be sent by not later than December 31 of the year before the year in which the director candidate is recommended for election.  If we were to receive such a recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider the recommendation in the same manner as all other candidates.  In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.  We did not receive any recommendations of candidates from stockholders during 2016.
Communicating with the Board of Directors or with Individual Directors
The Board has adopted a process for our stockholders to send communications to the Board or any management or non-management director.  Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title.  All correspondence of this nature should be sent c/o Corporate Secretary to us by US Postal Service mail at 8076 Beechmont Avenue, Suite B, Cincinnati, Ohio 45255.
All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining whether the contents represent a message to the directors.  Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication also will be available to any director who requests it.
COMPENSATION OF DIRECTORS
During 2016, all of our directors, excluding Mr. Monroe and Mr. Young, received equity compensation in the form of 100,000 options to purchase shares of common stock. These options are designed to provide compensation over approximately a two-year period. During 2015, in connection with his appointment to the Board, Mr. Young received options to purchase 200,000 shares of common stock. These options are designed to provide compensation over a three-year period.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
James F. Lynch	—	—	145,000	—	145,000
J. Patrick McIntyre	—	—	145,000	—	145,000
William A. Hasler	—	—	145,000	—	145,000
Richard S. Roberts	—	—	145,000	—	145,000
John Kneuer (2)	—	—	145,000	—	145,000
Kenneth M. Young	—	—	—	—	—
(1) Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 14 to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table. On May 16, 2016, Messrs. Lynch, McIntyre, Hasler, Roberts and Kneuer were each granted options to purchase 100,000 shares of common stock with a grant date fair value of $1.45. These options are subject to decreasing incremental risk of forfeiture until February 2018 based on continued service as a director. These options were designed to provide compensation over an approximate two-year period.
(2) On February 27, 2017, Mr. Kneuer was granted additional options to purchase 100,000 shares of common stock with a grant date fair value of $0.91. These options vest in one-third increments beginning with the grant date through each anniversary of the grant date until February 2019. These options were designed to provide compensation for Mr. Kneuer's service as part of the Board of Directors' oversight responsibility with respect to the Company's petition to the Federal Communications Commission to use its licensed MSS spectrum to provide terrestrial wireless services.
EXECUTIVE OFFICERS
The current executive officers of the Company are James Monroe III, Chairman and Chief Executive Officer; Rebecca S. Clary, Vice President and Chief Financial Officer; L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel; and, Richard S. Roberts, Corporate Secretary. Information about Messrs. Monroe and Roberts is given above under “Proposal 1: Election of Directors: Information about Continuing Directors.” David Kagan served as our President and Chief Operating Officer from January 2016 until March 2017.
Rebecca S. Clary, age 38, has been our Vice President and Chief Financial Officer since August 2014. She served as our Chief Accounting Officer from January 2013 to August 2014 and as Corporate Controller from June 2011 to January 2013. Prior to joining Globalstar, she was a manager with PricewaterhouseCoopers LLP in its U.S. Audit and Assurance Services Practice. Ms. Clary is a Certified Public Accountant.

L. Barbee Ponder IV, age 50, has been our General Counsel and Vice President of Regulatory Affairs since July 2010. He owned and operated a private company with timber, sand and gravel, and oil and gas interests from 2005 to July 2010. Mr. Ponder served in various Regulatory Counsel positions for BellSouth Corporation from 1996 to 2005.  Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (CD&A) should be read in conjunction with the compensation tables beginning on page 17. Our named executive officers for 2016 were:

•	James Monroe III, Chief Executive Officer

•	Rebecca S. Clary, Vice President and Chief Financial Officer

•	L. Barbee Ponder IV, General Counsel and Vice President Regulatory Affairs

•	David Kagan, President and Chief Operating Officer (until he ended his employment in March 2017)
Overview
Our compensation program for executive officers is intended to:

•	provide each officer with a conservative base salary; and

•	create an incentive for retention and achievement of our long-term business goals using a sizeable, multi-year stock or option bonus program.
The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation paid to, our executive officers, including those executive officers named on the Summary Compensation Table (the “named executive officers”).  To preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934, the Board approves equity awards to all executive officers (including the named executive officers) and directors.
Results of 2014 Say-on-Pay Vote
In 2014, we provided our stockholders with the opportunity to provide a non-binding advisory vote on executive compensation. At our 2014 Annual Meeting, 98% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers. The Board determined after the 2011 Annual Meeting that it will hold an advisory vote on its named executive officer compensation every three years until the next vote on frequency, which will occur at the 2017 Annual Meeting of Stockholders. See Proposals 3 and 4.
Compensation Philosophy
Our goal is to create performance-based compensation that motivates management to increase stockholder value. Our current Chairman and Chief Executive Officer receives no cash compensation. We compensate our other senior executive officers with a conservative base salary and incentivize them to remain with us through stock awards and discretionary bonuses (which may be paid in cash or stock). The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives. Because our compensation programs are limited, we do not have policies regarding the allocation of compensation between short and long-term or cash and non-cash.
We do not believe that our compensation policies or practices are reasonably likely to have a material effect on us, due in part to the structure of our compensation programs and risk mitigation provided by Board oversight of significant business decisions.
Elements of Compensation
The principal elements of our compensation for the named executive officers are base salary, discretionary bonus, and the opportunity to receive equity awards pursuant to the Amended and Restated 2006 Equity Incentive Plan.
Base Salaries.  We have established base salaries according to each named executive officer’s position, responsibilities and performance.  All executive officers are at-will employees.
Stock Grants. In 2016, the Committee granted restricted stock awards of 30,000 shares to each of Ms. Clary, Mr. Ponder and Mr. Kagan, as well as a restricted stock award of 100,000 shares to Ms. Clary. Each award vests over a three-year period and was designed to recognize performance and to encourage retention. The Committee also granted two restricted stock awards each of 250,000 shares to Mr. Ponder to recognize his performance with respect to the Company's petition to the Federal Communications Commission to use its licensed MSS spectrum to provide terrestrial wireless services. One of these awards vests over a three-year period and one vests upon modification of the Company's MSS license to use for terrestrial wireless services.
Additionally, in connection with his appointment in January 2016, Mr. Kagan received a restricted stock award grant of 30,000 shares that vests equally over a three-year period; stock options to purchase 250,000 shares that vest equally over a three-year period; and stock options to purchase 50,000 shares that vest upon Mr. Kagan's relocation to Covington, Louisiana.
See the 2016 Grants of Plan-Based Awards table for additional information.
Bonus Plan. The Company has an annual bonus plan designed to reward designated key employees' (including the named executive officers) efforts to exceed the Company's financial performance goals for the designated calendar year. The bonus pool available for distribution is determined based on the Company's adjusted EBITDA performance during that year. The bonus may be paid in cash or the Company's common stock, as determined by the Compensation Committee. The aggregate amount that could be distributed under the pool was $1.0 million if the Company's Adjusted EBITDA for the plan year was $22.4 million. For each 1% of Adjusted EBITDA above or below the plan year Adjusted EBITDA, adjustments are made to either increase or decrease the distribution. The Company's Adjusted EBITDA for plan year 2016 was $20.5 million, which resulted in a total bonus distribution of $0.8 million. Each participant's award is determined at the discretion of the Compensation Committee. The Company issued the shares in March 2017. Using the closing price of our common stock on the date of issuance, Ms. Clary, Mr. Ponder and Mr. Kagan received shares worth $58,500, $56,500, and $71,500, respectively. A similar plan is in place for 2017.
All Other Compensation. We contribute $0.50 for each $1.00 contributed to our 401(k) plan by all U.S. employees, up to 4% of the employee’s base salary.  We also provide limited perquisites to named executive officers consisting primarily of premiums for term life insurance policies.
We reimburse Thermo for third-party out-of-pocket expenses for transportation, lodging and meals incurred by Thermo employees, including Messrs. Monroe, Lynch and Roberts, in connection with their performing services for us. These reimbursements are reviewed and approved for payment by our Chief Financial Officer at least once a year.  During 2016, we incurred Thermo related expenses of approximately $146,000.
Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to our chief executive officer or any of our other three most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by stockholders.  We may or may not design future compensation programs so that all compensation above $1 million will be performance-based to permit deductibility.

2016 Summary Compensation Table
The table below summarizes, for 2016, 2015 and 2014, the compensation of our current principal executive officer, principal financial officer and other executive officers required to be included under SEC rules (collectively referred to as the “named executive officers”). Information prior to 2016 is not provided for Mr. Kagan as he was not a Globalstar officer in those years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James Monroe III Chief Executive Officer	2016	—	—	—	—	—
	2015	—	—	—	—	—
	2014	—	—	—	—	—
Rebecca S. Clary Vice President and Chief Financial Officer	2016	228,900	359,300	—	4,499	592,699
	2015	211,327	54,350	—	4,002	269,679
	2014	161,866	399,000	156,610	2,861	720,337
L. Barbee Ponder IV General Counsel and Vice President of Regulatory Affairs	2016	223,907	1,457,300	—	4,675	1,685,882
	2015	341,269	65,601	—	4,476	411,346
	2014	211,792	419,747	61,422	3,891	696,852
David Kagan Former President and Chief Operating Officer	2016	279,808	133,600	192,000	5,128	610,536

(1)
Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 14 to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table. See Footnote 1 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table for a description of the terms of these awards.

(2)	Consists of matching contributions to 401(k) Plan and life insurance premiums.
Equity Compensation
The following table sets forth certain information with respect to each equity award and award opportunity issued to the named executive officers during 2016.  See “Compensation, Discussion and Analysis — Elements of Compensation” for an explanation of the terms of these awards.

2016 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
James Monroe III	—	—	—	—	—

Rebecca S. Clary	5/16/2016	100,000	—	—	275,000	(1)
	12/9/2016	30,000	—	—	25,800	(2)

L. Barbee Ponder IV	5/16/2016	250,000	—	—	687,500	(1)
	5/16/2016	250,000	—	—	687,500	(3)
	12/09/2016	30,000	—	—	25,800	(2)

David Kagan	1/13/2016	—	250,000	1.21	160,000	(4), (7)
	1/13/2016	—	50,000	1.21	32,000	(5)
	1/13/2016	30,000	—	—	36,300	(6), (7)
	12/9/2016	30,000	—	—	25,800	(2), (7)

(1)	Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $2.75. Awards vest over a three-year period from the grant date.
(2)	Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $0.86. Awards vest over a three-year period from the grant date.
(3)
Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $2.75. Awards vest upon modification of the Company's MSS license to use for terrestrial wireless services.

(4)
Stock Option granted pursuant to our 2006 Equity Incentive Plan. Represents the value of options granted as calculated in accordance with the provisions of FASB ASC Topic 718, using the Black-Scholes value at grant date of $0.64. Pursuant to the terms of the grant, options will vest in equal installments over three years from the grant date.

(5)
Stock Option granted pursuant to our 2006 Equity Incentive Plan. Represents the value of options granted as calculated in accordance with the provisions of FASB ASC Topic 718, using the Black-Scholes value at grant date of $0.64. Pursuant to the terms of the grant, options were intended to vest upon Mr. Kagan's relocation to Covington, Louisiana. However, these options were forfeited upon Mr. Kagan's departure from the Company in March 2017.

(6)	Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $1.21. Awards vest over a three-year period from the grant date.
(7)
Mr. Kagan's employment with the Company ended in March 2017. The Company has engaged Mr. Kagan as a consultant to perform certain duties required for a successful transition. Identified stock options and restricted stock awards will continue to vest according to the current vesting schedule through March 4, 2018. All unvested options and restricted stock awards will forfeit after March 4, 2018.

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table reports, on an award-by-award basis, each outstanding equity award held by the named executive officers on December 31, 2016. We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2016.

	Option Awards					Stock Awards (1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James Monroe III	11/14/2008	200,000	—	0.38	11/14/2018

Rebecca S. Clary	10/12/2010	15,000	—	1.66	10/12/2020	8/27/2014	34,000	53,720
	10/3/2011	75,000	—	0.38	10/3/2021	12/11/2015	20,001	31,602
	11/8/2011	25,000	—	0.61	11/8/2021	5/16/2016	100,000	158,000
	12/13/2013	40,000	—	1.97	12/13/2023	12/9/2016	30,000	47,400
	8/27/2014	26,400	13,600	3.99	8/27/2024
	12/12/2014	26,400	13,600	2.58	12/12/2024

L. Barbee Ponder IV	7/13/2010	50,000	—	1.64	7/13/2020	6/16/2014	34,000	53,720
	12/13/2013	40,000	—	1.97	12/13/2023	12/11/2015	20,001	31,602
	12/12/2014	26,400	13,600	2.58	12/12/2024	5/16/2016	250,000	395,000
						5/16/2016	250,000	395,000
						12/9/2016	30,000	47,400

David Kagan	1/13/2016	83,334	166,666	1.21	1/13/2026	1/13/2016	20,000	31,600
	1/13/2016	—	50,000	1.21	1/13/2026	12/9/2016	30,000	47,400

(1)
Market value for shares of unvested restricted stock and unearned equity-based incentive plan holdings is equal to the product of the closing market price of the Company’s stock at December 31, 2016 of $1.58 and the number of unvested restricted shares or units of stock or the number of unearned equity-based incentive plan awards, as applicable.

(2)
Awards are granted pursuant to our 2006 Equity Incentive Plan and generally vest over a three-year period from the date of grant. Refer to table above "2016 Grants of Plan-Based Awards" for vesting terms of all options and stock awards granted during 2016.

2016 Option Exercises and Stock Vested
The following table sets forth certain information regarding stock awards that vested during 2016 for the named executive officers. Our named executive officers did not exercise any options during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
James Monroe III	—	—	—	—

Rebecca S. Clary	—	—	33,000	47,850	(1)
	—	—	9,999	8,399	(2)

L. Barbee Ponder IV	—	—	33,000	38,610	(3)
	—	—	9,999	8,399	(2)
	—	—	6,466	5,431	(4)

David Kagan	—	—	10,000	8,400	(5)

(1)
Partial vesting of restricted stock award granted on August 27, 2014. Value realized upon vesting was based on a stock price of $1.45 on the first trading day after the vesting date of August 27, 2016 as the vesting date was not a trading day.

(2)
Partial vesting of restricted stock award granted on December 11, 2015. Value realized upon vesting was based on a stock price of $0.84 on the first trading day after the vesting date of December 11, 2016 as the vesting date was not a trading day.

(3)	Partial vesting of restricted stock award granted on June 16, 2014. Value realized upon vesting was based on a stock price of $1.17 on the vesting date of June 16, 2016.
(4)
Full vesting of restricted stock award granted on December 11, 2015. Value realized upon vesting was based on a stock price of $0.84 on the first trading day after the vesting date of December 11, 2016 as the vesting date was not a trading day.

(5)
Partial vesting of restricted stock award granted on January 13 2016. Value realized upon vesting was based on a stock price of $0.84 on the first trading day after the vesting date of December 11, 2016 as the vesting date was not a trading day.

Payments Upon Termination or Change In Control
Other than agreements with respect to compensation, we have not entered into employment agreements with our current executive officers, including the named executive officers.  Voluntary termination of employment or retirement would not result in any payments to the named executive officers beyond the amounts each would be entitled to receive under our retirement plan.  We pay life insurance premiums for all U.S.-based employees that will be paid (based on a multiple of salary) to the employee’s beneficiary upon death.
We also have a severance allowance applicable to all U.S.-based employees if an employee is terminated due to a reduction in workforce of ten or more positions and upon the employee’s execution of a release of claims.  Under this plan, the named executive officers would receive a lump sum payment equal to six to eight weeks' base salary.  Other severance, if any, is determined at the time of dismissal and is subject to negotiation.
Under our 2006 Equity Incentive Plan, if a participant dies, becomes disabled or is terminated for cause, unvested awards are forfeited.  For vested option awards, the participant or his survivor generally has 12 months to exercise.  If a participant is terminated for cause, all unexercised vested options also are forfeited.  If a change in control occurs, any unvested options or restricted shares outstanding would vest immediately.  A change in control occurs upon: (1) a person or group (other than us, an existing controlling stockholder, or a trustee for an employee benefit plan) acquiring beneficial ownership of 50% or more of the voting power in the election of directors; (2) upon merger or consolidation; (3) a sale of all or substantially all of our assets; or (4) the sale or exchange by the stockholders of more than 50% of our voting stock; provided however, that a change in control is not deemed to have occurred if the majority of the board of directors of the surviving company is comprised of our directors.  The Compensation Committee, in its discretion, also may take other actions to provide for the acceleration of the exercisability or vesting of other awards under the Plan prior to, upon or following a change in control.

The following table shows the amount of potential payments to the current named executive officers under the listed events, based on the assumption that the triggering event took place on December 31, 2016.

	Mr. Monroe	Ms. Clary		Mr. Ponder		Mr. Kagan
Death
Insurance proceeds	$-	$400,000		$389,104		$550,000
Termination – Reduction in Workforce
Severance	$-	$30,768		$29,931		$31,731
Change in Control
Immediate Vesting of Unvested Restricted Stock Awards	$-	$290,722		$922,722		$79,000
Immediate Vesting of Unvested Stock Options	$-	$-	(1)	$-	(1)	$80,166

(1)	Values for each of Ms. Clary and Mr. Ponder reflected as $0 in the table above as all unvested stock options as of December 31, 2016 were out of the money.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2016 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

					Number of securities remaining available for future issuance under Equity compensation plans (excluding securities reflected in column (a))
	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights
			Weighted-average exercise price of outstanding options, warrants and rights

Plan category
Equity compensation plans approved by security holders	11,251,437	(1)	$1.43	(2)	18,723,981	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	11,251,437	(1)	$1.43	(2)	18,723,981	(3)

(1)	Consists of unvested restricted stock awards, unvested restricted stock units and unexercised stock options.
(2)	Restricted stock awards and restricted stock units do not have an exercise price; therefore, this only reflects the weighted-average exercise price of stock options.
(3)	Consists of remaining shares of common stock available under the Amended and Restated 2006 Equity Incentive Plan at December 31, 2016. Also includes shares issuable under our ESPP.

OTHER INFORMATION
Independent Registered Public Accounting Firm
The accounting firm of Crowe Horwath LLP has served as our independent registered public accountants beginning with the audit of the year ended December 31, 2005.  We have been informed that neither Crowe Horwath LLP nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past five years has had no connection therewith in the capacity of promoter, underwriter, director, officer or employee.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accountants.  Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence.  Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget.  The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date.  In 2016, the Audit Committee’s pre-approval requirement was not waived for any fees or services.

Audit Fees
The aggregate fees billed by Crowe Horwath LLP for professional services rendered for the audits of our annual financial statements were $524,218 in 2016 and $535,859 in 2015.  These fees also covered other filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
The aggregate fees billed by Crowe Horwath LLP for services that were reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above were $14,645 in 2016 and $61,750 in 2015. These charges include primarily agreed-upon procedures required to comply with the terms of our COFACE Facility and an audit required to comply with the terms of our Cooperative Endeavor Agreement with the State of Louisiana.
Tax Fees
In 2016 and 2015, we did not pay Crowe Horwath LLP any fees for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees
Crowe Horwath LLP did not provide any products or services other than those reported in the preceding paragraphs.
Related Person Transactions, Compensation Committee Interlocks and Insider Participation
Review of Transactions
The Board has adopted a Related Person Transactions Policy with respect to transactions in which we participate and related persons have a material interest.  Related persons include our executive officers, directors, director nominees, beneficial owners of 5% or more of our common stock and immediate family members of these persons. Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $120,000 per year.  Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy.  If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.
For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us.  The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest.  The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the Company to continue with the transaction, the transaction is fair to the Company and the failure to comply with the policy's pre-approval requirements was not due to fraud or deceit.
In the case of transactions involving Mr. Monroe or entities controlled by him, a special committee of independent directors has reviewed and approved all transactions.
Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation
Services Provided by Thermo.  We have an understanding with Thermo that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Roberts and any other Thermo employee in connection with their services to us, including third-party out-of-pocket temporary living expenses while at our offices or traveling on our business.  For the year ended December 31, 2016, we recorded approximately $146,000 for general and administrative expenses incurred by Thermo on our behalf.  In addition, we recorded approximately $548,000 for services provided to us by officers of Thermo that were accounted for as a non-cash contribution to capital.  Neither Thermo nor Messrs. Monroe, Lynch or Roberts receive any fees or reimbursements other than as described above or under “Director Compensation.”
Thermo Agreements.  In August 2015, we entered into an Equity Commitment Agreement with Thermo. Thermo agreed to purchase up to $30.0 million of our equity securities if we so request or if an event of default is continuing under the Facility Agreement and funds are not available under the Terrapin Common Stock Purchase Agreement. Thermo’s consideration for this commitment was added to the principal amount owed to Thermo under the Thermo

Loan Agreement. The Company has received cash equity financing in excess of Thermo's equity commitment. As a result, Thermo had no remaining cash equity commitment under the Equity Commitment Agreement as of December 31, 2016.
Other Relationships.  Messrs. Hasler and McIntyre are directors of ET Water, a privately held company of which Mr. McIntyre is the current Chairman and Chief Executive Officer. Mr. Monroe serves as Chairman of Globalstar's Compensation Committee.
Stockholder Proposals at the 2018 Annual Meeting
In order for any stockholder proposal or director nominee to be eligible for inclusion in our proxy statement and on our proxy card for the 2018 Annual Meeting of Stockholders, it must be received by our Director of Investor Relations at the address in the paragraph immediately following this one not later than December 7, 2017.  The proxy card we distribute for the 2018 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at this address by February 20, 2018.
Householding
Under SEC rules, only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us.  Brokers with accountholders who are our stockholders may be householding these materials.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at investorrelations@globalstar.com or Globalstar, Inc., Attention: Investor Relations, 300 Holiday Square Blvd., Covington, Louisiana 70433. You may also call the Investor Relations Department at (985) 335‑1538.
Requests for Certain Documents
We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for information on the public reference room.  The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC.  Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.
We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com.  The documents available on, and the contents of, our website are not incorporated by reference into this proxy statement. You may request a copy of these documents by contacting us at Globalstar, Inc., Attention: Investor Relations, 300 Holiday Square Blvd., Covington, Louisiana 70433.

By order of the Board of Directors,

Richard S. Roberts, Corporate Secretary
Covington, Louisiana
April 6, 2017

APPENDIX A

AMENDMENT #3 TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GLOBALSTAR, INC.

1.The name of the corporation is Globalstar, Inc. (the “Corporation”). The Corporation was originally formed on November 21, 2003 as a Delaware limited liability company named New Operating Globalstar LLC. The Corporation converted to a Delaware corporation under the name Globalstar, Inc. and filed the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on March 17, 2006. The Corporation filed an Amended and Restated Certificate of Incorporation on October 25, 2006. The Corporation filed a Certificate of Designation of Series A Convertible Preferred Stock on June 19, 2009. The Corporation filed Amendment #1 to the Amended and Restated Certificate of Incorporation on September 24, 2009, and Amendment #2 to the Amended and Restated Certificate of Incorporation on July 8, 2013.

2.This Amendment #3 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware

3.This Amendment #3 to the Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

4.This Amendment #3 to the Amended and Restated Certificate of Incorporation hereby amends and restates Article Fourth of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:
FOURTH
The Corporation shall have the authority to issue Two Billion (2,000,000,000) total shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), and One Billion Nine Hundred Million (1,900,000,000) shares of common stock, $0.0001 par value per share (the “common stock”), of which One Billion Five Hundred Million (1,500,000,000) shares shall be voting common stock (the “Common Stock”) and Four Hundred Million (400,000,000) shares shall be nonvoting common stock (the “Nonvoting Common Stock”).
Subject to the provisions of law, the rights, preferences and limitations of the common stock and Series A Convertible Preferred Stock shall be as set forth in this Article Fourth. The Board of Directors of the Corporation (the “Board”) is hereby authorized, without requirement of the consent, approval or authorization of the stockholders of the Corporation, except as otherwise expressly required by the terms of this Certificate (including, without limitation, the terms of any certificate or resolution designating the rights, powers, preferences, qualifications, limitations and restrictions of any other series of Preferred Stock), to authorize, establish, designate, create and issue by resolution of the Board from time to time one or more other series of Preferred Stock, each such series having such rights, powers, preferences, qualifications, limitations and restrictions as the Board shall designate in such resolution.
A. COMMON STOCK
Except as otherwise expressly provided in this Amendment #3 to the Amended and Restated Certificate of Incorporation, all outstanding shares of common stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of common stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.
1.Dividends. Subject to the provisions of law and the rights that may be granted to holders of any Preferred Stock, the holders of common stock shall be entitled to receive out of funds legally available therefor a pro rata share of any dividends that the Board in its sole discretion may declare. The Board may fix a record date for the determination of holders of shares of common stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date fixed for payment of the dividend.

2.Liquidation, Dissolution or Winding-Up and Distributions. Subject to the provisions of law and any rights that may be granted to holders of any Preferred Stock, the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Corporation shall be distributed ratably among the holders of the common stock

3.Conversion Rights.

(a)Conversion of Nonvoting Common Stock. Upon the first to occur of the events described below (the “Conversion Events”) with respect to a share of Nonvoting Common Stock, such share of Nonvoting Common Stock shall immediately become convertible at the option of the holder thereof into one share of Common Stock. Conversion of such share of Nonvoting Common Stock shall be effected by surrender of such holder’s certificate, or evidence of ownership if such shares are uncertificated, representing such share of Nonvoting Common Stock accompanied by a written notice from such holder addressed to the Corporation requesting the conversion. Upon conversion, holders of converted shares of Nonvoting Common Stock will be issued certificates, or evidence of ownership if such shares are uncertificated, representing the full shares of Common Stock to which they are entitled. A Conversion Event with respect to a share of Nonvoting Common Stock is (i) conversion at the discretion of any holder; provided, however, that if the holder is Thermo (as defined in Article Sixth), Thermo may not convert any share of Nonvoting Common Stock if such conversion would cause Thermo to own directly or indirectly Voting Stock (as defined in the First Supplemental Indenture dated as of April 15, 2008 relating to the Corporation’s 5.75% Convertible Senior Notes due 2028) representing 70% or more of the total voting power of all outstanding Voting Stock of the Corporation, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of Nonvoting Common Stock by the holder thereof to any transferee other than Thermo (as defined in Article Sixth), (iii) the merger or consolidation of the Corporation with or into any other corporation (except a subsidiary of the Corporation or of Thermo) or (iv) the sale of all or substantially all of the Corporation’s assets.

(b)No Reissue. Shares of Nonvoting Common Stock that are exchanged for shares of Common Stock as provided in this Article Fourth shall not be reissued.

(c)No Charge. The issuance of certificates or other means of evidencing shares of Common Stock upon conversion of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the shares of Nonvoting Common Stock so exchanged.

(d)Reservation. The Corporation will at all times reserve and keep available, out of its authorized but unissued shares or its treasury, shares of Common Stock solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock, as herein provided, such number of shares of Common Stock as shall be issuable (irrespective of the occurrence or nonoccurrence of any contingency) upon a conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall be, when so issued, duly authorized and validly issued and will be fully paid and nonassessable.

4.Stock Dividends and Splits; Adjustments etc. If the Corporation shall in any manner subdivide or combine the outstanding shares of Common Stock or Nonvoting Common Stock, as the case may be, the outstanding shares of Nonvoting Common Stock, Common Stock or common stock underlying any convertible Preferred Stock, as the case may require, shall be proportionately subdivided or combined, as the case may be. If the Corporation issues any stock dividends on the outstanding shares of Common Stock, the outstanding shares of Nonvoting Common Stock shall receive an identical dividend in shares of Nonvoting Common Stock.

5.Voting Rights.

(a)In General. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to the stockholders of the Corporation. Except as otherwise provided by law or in this paragraph, holders of shares of Nonvoting Common Stock shall not have any right to vote on any election or removal of directors of the Corporation, and the shares of Nonvoting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Holders of shares of Nonvoting Common Stock, together with holders of shares of Common Stock (considered for this purpose as one class), shall be entitled to one vote per share on any other matter requiring approval of the stockholders of the Corporation under Delaware law.

(b)Procedures at Meetings. At every meeting with respect to matters on which the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share. At every meeting with respect to matters on which the holders of outstanding shares of Nonvoting Common Stock are entitled to vote as provided herein or by law, the holders of outstanding shares of Nonvoting Common Stock shall be entitled to one vote per share.

The undersigned has caused this Amendment #3 to the Amended and Restated Certificate of Incorporation to be executed this ___ day of ___________, 2017.

GLOBALSTAR, INC.

____________________________
Name:
Title:

GLOBALSTAR, INC.
300 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Class B Directors

Nominees	For	Against	Abstain
1 John M.R. Kneuer	☐	☐	☐
2 James F. Lynch	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4 Approve the frequency with which shareholders will be provided an advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 5 and 6.

	For	Against	Abstain
5 Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐
6 Consider any other matters that may properly be brought before the meeting.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000324267_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com .

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 16, 2017 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rebecca S. Clary and L. Barbee Ponder, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBALSTAR, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on May 16, 2017, at GLOBALSTAR, INC. 300 Holiday Square Blvd. Covington, LA 70433, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000324267_2 R1.0.1.15

*** Exercise Your *Right* to Vote ***

GLOBALSTAR, INC.

GLOBALSTAR, INC.
300 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

0000324266_1 R1.0.1.15

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 22, 2017
Date: May 16, 2017 **Time:** 10:00 AM CDT
Location: GLOBALSTAR, INC.
300 Holiday Square Blvd.
Covington, LA 70433

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 02, 2017 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000324266_2 R1.0.1.15

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Class B Directors

Nominees

1 John M.R. Kneuer

2 James F. Lynch

The Board of Directors recommends you vote FOR proposals 2 and 3.

3 Approve the compensation of the Company's named executive officers.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

The Board of Directors recommends you vote FOR proposals 5 and 6.

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

0000324266_3 R1.0.1.15

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000324266_4 R1.0.1.15

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence